Exhibit 99.1

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces Fourth Quarter and

Full Year 2017 Financial Results

Raises Outlook for 2018

WINSTON-SALEM, N.C., March 6, 2018 -- Primo Water Corporation (Nasdaq: PRMW) today reported financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Business Highlights:

●	Net sales increased 69.3% to $68.3 million

●	Refill net sales increased 213% to $41.4 million

●	Exchange net sales increased to $16.8 million

●	Net income increased to $3.0 million, or $0.09 per diluted share

●	Adjusted EBITDA increased 104% to $12.9 million

●	Record sell-thru of dispenser units; an increase of 32.3% to 178,000

●	U.S. Exchange same-store sales unit growth of 6.1%; the 23rd consecutive quarter over 6.0%

Full Year 2017 Business Highlights:

●	Net sales more than doubled to $286.1 million

●	Dispenser net sales increased 1.9% to $40.7 million

●	Refill net sales increased 414% to $173.2 million

●	Exchange net sales increased 4.7% to $72.1 million

●	Net loss was $6.4 million, or $0.19 per diluted share

●	Adjusted EBITDA increased 127% to a record $54.7 million

●	Record sell-thru of dispenser units; an increase of 7.7% to 659,000

●	U.S. Exchange same-store sales unit growth of 6.2%

(All comparisons above are with respect to the fourth quarter and full year ended December 31, 2016)

“We are pleased with our strong finish to the year, specifically with the smooth integration of Glacier that we completed ahead of schedule, but even more excited about the future of our business,” commented Matt Sheehan, Primo Water’s President and Chief Executive Officer. “Our team continues to execute well, we are aligned with a growth category and we continue to test and uncover ways to grow our business. We believe we have a robust runway for future growth in sales and adjusted EBITDA, particularly as we begin to accelerate our marketing initiatives in 2018.”

Fourth Quarter Results

Total net sales increased to $68.3 million from $40.4 million for the prior year quarter, with growth in both the Refill and Exchange segments, partially offset by a slight decrease in the Dispenser segment. Dispenser segment net sales decreased 4.9% to $10.1 million from $10.6 million for the prior year quarter, due primarily to the timing of shipments and partially offset by the record sell-thru of 178,000 units for the fourth quarter. Refill net sales increased to $41.4 million from $13.2 million for the prior year quarter, primarily due to the inclusion of net sales from Glacier, which was acquired in December 2016. Exchange net sales increased to $16.8 million from $16.5 million for the prior year quarter, driven by a 6.1% increase in U.S. same-store unit sales.

Gross margin percentage was 28.7%, compared to 28.6% for the prior year quarter. Selling, general and administrative expenses (SG&A) were $8.0 million compared to $11.7 million for the prior year quarter, primarily due to a decrease in non-cash stock compensation expense. Excluding non-cash stock compensation expense, SG&A as a percentage of net sales decreased to 10.0% from 13.1% in the prior year quarter.

U.S. GAAP net income was $3.0 million, or $0.09 per diluted share, compared to a loss of $11.7 million, or $0.39 per diluted share in the prior year quarter. Our net income includes a non-cash income tax benefit of $4.0 million primarily related to the revaluation of our U.S. deferred tax liabilities as a result of the Tax Reform Act that was signed into law in December 2017. The revaluation reflects the reduction in the overall expected federal income tax rate from 35% to 21%.

Adjusted EBITDA increased to $12.9 million from $6.3 million for the prior year quarter, driven by the increase in net sales and SG&A expense leverage.

Full Year 2017 Results

Total net sales more than doubled to $286.1 million from $142.5 million for the prior year, with growth in all three segments – Dispensers, Refill and Exchange. Dispenser segment net sales increased 1.9% to $40.7 million from $40.0 million for the prior year, due in part to the timing of shipments as well as the record sell-thru of 659,000 units for 2017. Refill net sales increased to $173.2 million from $33.7 million in the prior year, primarily due to the inclusion of net sales from the Glacier acquisition. Exchange net sales increased 4.7% to $72.1 million from $68.9 million for the prior year, driven by a 6.2% increase in U.S. same-store unit sales.

Gross margin percentage was 29.1%, compared to 29.7% for the prior year. Selling, general and administrative expenses increased to $34.7 million from $26.4 million in the prior year, primarily as a result of the Glacier acquisition. As a percentage of net sales, SG&A excluding non-cash stock compensation expense decreased to 10.1% from 12.9% for the prior year.

U.S. GAAP net loss was $6.4 million, or $0.19 per diluted share, compared to a net loss of $5.9 million, or $0.21 per diluted share for the prior year. Our net income includes a non-cash income tax benefit of $3.1 million primarily related to the revaluation of our U.S. deferred tax liabilities as a result of the Tax Reform Act.

Adjusted EBITDA increased 127% to $54.7 million from $24.1 million for the prior year, due primarily to the Glacier acquisition and achievement of our acquisition synergies, as well as the increase in net sales and SG&A expense leverage.

2018 Outlook

We are raising our guidance for 2018 net sales to $298.0 million to 302.0 million from $291.0 million to $300.0 million and adjusted EBITDA to $61.0 million to $63.0 million from $60.0 million to $62.0 million.

For the first quarter of 2018, we expect net sales of $66.5 million to $69.5 million and adjusted EBITDA of $11.5 million to $12.0 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, March 6, 2018. Participants from the Company will be Matt Sheehan, President and Chief Executive Officer and David Mills, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through Tuesday, March 20, 2018. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is an environmentally and ethically responsible company with a purpose of inspiring healthier lives through better water.  Primo is North America's leading single source provider of water dispensers, multi-gallon purified bottled water, and self-service refill water.   Primo’s Dispensers, Exchange and Refill products are available in over 45,000 retail locations and online throughout the United States and Canada.  For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance and statements regarding our belief that we have a robust runway for future growth in net sales and profitability, particularly as we begin to accelerate our brand marketing activation initiatives in 2018. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers; lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services; difficulties realizing the anticipated benefits and synergies from the Glacier Water acquisition; the entry of a competitor with greater resources into the marketplace; competition and other business conditions in the water and water dispenser industries in general; adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers in its Exchange business; the loss of key Company personnel; risks associated with the Company’s potential expansion into international markets; the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues; dependence on key management information systems; the Company's inability to efficiently expand operations and capacity to meet growth; the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all; general economic conditions; the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business; changes in the regulatory framework governing the Company's business; significant liabilities or costs associated with litigation or other legal proceedings; the possibility that our ability to use our net operating loss carryforwards in the United States may be limited; the restrictions imposed upon our business as a result the restrictive covenants contained in our credit agreements; the Company’s inability to comply with its covenants in its credit facility; the possibility that we may fail to generate sufficient cash flow to service our debt obligations; the negative effects that global capital and credit market issues may have on our liquidity; the costs of borrowing on our operations as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 16, 2017 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and adjusted net income from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as income (loss) from continuing operations before depreciation and amortization; interest expense, net; income tax benefit; non-cash fair value changes in warrant value; non-cash stock-based compensation expense; non-recurring and acquisition-related costs; and loss on disposal and impairment of property and equipment and other.   Adjusted net income from continuing operations is defined as income (loss) from continuing operations less income tax benefit; change in fair value of warrant liability; non-cash, stock-based compensation expense; non-recurring and acquisition-related costs; (gain) loss on disposal and impairment of property and equipment; and debt refinancing costs.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s Board of Directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net sales	$68,312	$40,356	$286,074	$142,541
Operating costs and expenses:
Cost of sales	48,712	28,833	202,878	100,184
Selling, general and administrative expenses	7,997	11,714	34,701	26,429
Non-recurring and acquisition-related costs	277	3,659	7,860	4,753
Depreciation and amortization	7,129	3,316	26,698	10,541
(Gain) loss on disposal and impairment of property and equipment	(9)	179	(99)	749
Total operating costs and expenses	64,106	47,701	272,038	142,656
Income (loss) from operations	4,206	(7,345)	14,036	(115)
Interest expense, net	5,147	4,587	20,324	6,023
Change in fair value of warrant liability	–	(240)	3,220	(240)
Loss from continuing operations before income taxes	(941)	(11,692)	(9,508)	(5,898)
Income tax benefit	(3,972)	–	(3,149)	–
Income (loss) from continuing operations	3,031	(11,692)	(6,359)	(5,898)
Loss from discontinued operations	–	(6)	–	(48)
Net income (loss)	$3,031	$(11,698)	$(6,359)	$(5,946)

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.09	$(0.39)	$(0.19)	$(0.21)
Loss from discontinued operations	–	–	–	–
Net income (loss)	$0.09	$(0.39)	$(0.19)	$(0.21)

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.09	$(0.39)	$(0.19)	$(0.21)
Loss from discontinued operations	–	–	–	–
Net income (loss)	$0.09	$(0.39)	$(0.19)	$(0.21)

Weighted average shares used in computing earnings (loss) per share
Basic	33,645	29,617	33,258	28,456
Diluted	34,780	29,617	33,258	28,456

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Segment net sales
Refill	$41,425	$13,218	$173,241	$33,730
Exchange	16,801	16,527	72,101	68,850
Dispensers	10,086	10,611	40,732	39,961
Total net sales	$68,312	$40,356	$286,074	$142,541

Segment income (loss) from operations
Refill	11,529	4,638	47,146	14,596
Exchange	4,862	4,719	21,434	20,506
Dispensers	812	881	3,469	3,097
Corporate	(5,600)	(10,429)	(23,554)	(22,271)
Non-recurring and acquisition-related costs	(277)	(3,659)	(7,860)	(4,753)
Depreciation and amortization	(7,129)	(3,316)	(26,698)	(10,541)
Gain (loss) on disposal and impairment of property and equipment	9	(179)	99	(749)
	$4,206	$(7,345)	$14,036	$(115)

Primo Water Corporation
Condensed Consolidated Balance Sheets
(Unaudited; in thousands, except par value data)

	December 31,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$5,586	$15,586
Accounts receivable, net	18,015	14,121
Inventories	6,178	6,182
Prepaid expenses and other current assets	3,409	3,086
Total current assets	33,188	38,975

Bottles, net	4,877	4,152
Property and equipment, net	100,692	100,331
Intangible assets, net	144,555	149,457
Goodwill	92,934	91,709
Investment in Glacier securities ($3,881 and $3,779 available-for-sale, at fair value at December 31, 2017 and 2016, respectively)	6,510	6,408
Other assets	997	353
Total assets	$383,753	$391,385

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,698	$13,788
Accrued expenses and other current liabilities	9,878	16,922
Current portion of long-term debt and capital leases	3,473	2,183
Total current liabilities	32,049	32,893

Long-term debt and capital leases, net of current portion and debt issuance costs	269,793	270,264
Deferred tax liability, net	8,455	13,607
Warrant liability	–	8,180
Other long-term liabilities	1,985	2,069
Total liabilities	312,282	327,013

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 30,084 and 29,305 shares issued and outstanding at December 31, 2017 and 2016, respectively	30	29
Additional paid-in capital	327,178	325,779
Common stock warrants	18,785	7,492
Accumulated deficit	(273,752)	(267,393)
Accumulated other comprehensive loss	(770)	(1,535)
Total stockholders’ equity	71,471	64,372
Total liabilities and stockholders’ equity	$383,753	$391,385

Primo Water Corporation
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Years Ended December 31,
	2017	2016
Cash flows from operating activities:
Net Loss	$(6,359)	$(5,946)
Less: Loss from discontinued operations	–	(48)
Loss from continuing operations	(6,359)	(5,898)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,698	10,541
(Gain) loss on disposal and impairment of property and equipment	(99)	749
Gain on Omnifrio settlement	(1,191)	–
Stock-based compensation expense	5,761	7,975
Non-cash interest (income) expense	(69)	429
Change in fair value of warrant liability	3,220	(240)
Deferred income tax benefit	(3,149)	–
Realized foreign currency exchange loss and other, net	133	145
Changes in operating assets and liabilities:
Accounts receivable	(4,636)	218
Inventories	14	518
Prepaid expenses and other assets	(532)	(1,129)
Accounts payable	5,213	316
Accrued expenses and other liabilities	(7,430)	2,751
Net cash provided by operating activities	17,574	16,375

Cash flows from investing activities:
Purchases of property and equipment	(17,012)	(9,859)
Purchases of bottles, net of disposals	(3,588)	(2,661)
Proceeds from the sale of property and equipment	209	32
Glacier acquisition, net cash acquired	–	(150,740)
Additions to intangible assets	(128)	(55)
Net cash used in investing activities	(20,519)	(163,283)

Cash flows from financing activities:
Borrowings under Revolving Credit Facility	2,500	–
Payments under Revolving Credit Facility	(2,500)	–
Borrowings under prior Revolving Credit Facility	–	34,400
Payments under prior Revolving Credit Facility	–	(34,400)
Borrowings under Term loans	–	186,000
Payments under prior Term loans	–	(20,000)
Term loan and capital lease payments	(3,642)	(321)
Stock option and employee stock purchase activity and other, net	(3,108)	(803)
Debt issuance costs and other	(269)	(4,182)
Net cash used in (provided by) financing activities	(7,019)	160,694

Cash used in operating activities of discontinued operations	–	(105)

Effect of exchange rate changes on cash and cash equivalents	(36)	79
Net (decrease) increase in cash and cash equivalents	(10,000)	13,760
Cash and cash equivalents, beginning of year	15,586	1,826
Cash and cash equivalents, end of period	$5,586	$15,586

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Income (loss) from continuing operations	$3,031	$(11,692)	$(6,359)	$(5,898)
Depreciation and amortization	7,129	3,316	26,698	10,541
Interest expense, net	5,147	4,587	20,324	6,023
Income tax benefit	(3,972)	–	(3,149)	–
EBITDA	11,335	(3,789)	37,514	10,666
Change in fair value of warrant liability	–	(240)	3,220	(240)
Non-cash, stock-based compensation expense	1,150	6,419	5,761	7,975
Non-recurring and acquisition-related costs	277	3,659	7,860	4,753
Loss on disposal and impairment of property and equipment and other	186	286	360	975
Adjusted EBITDA	$12,948	$6,335	$54,715	$24,129

Primo Water Corporation
Non-GAAP Adjusted Net Income From Continuing Operations Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016

Income (loss) from continuing operations	$3,031	$(11,692)	$(6,359)	$(5,898)
Income tax benefit	(3,972)	–	(3,149)	–
Loss from continuing operations before income taxes	(941)	(11,692)	(9,508)	(5,898)
Change in fair value of warrant liability	–	(240)	3,220	(240)
Non-cash, stock-based compensation expense	1,150	6,419	5,761	7,975
Non-recurring and acquisition-related costs	277	3,659	7,860	4,753
(Gain) loss on disposal and impairment of property and equipment	(9)	179	(99)	749
Debt refinancing costs	–	3,101	–	3,101
Adjusted net income from continuing operations	$477	$1,426	$7,234	$10,440

Adjusted earnings from continuing operations per share:
Basic	$0.01	$0.05	$0.22	$0.37
Diluted	$0.01	$0.05	$0.21	$0.35

Weighted average shares used in computing earnings per share:
Basic	33,645	29,617	33,258	28,456
Diluted	34,780	31,454	34,542	30,248